EXHIBIT 99.1

NEWS RELEASE

CONTACT: Lester A. Aaron

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS

FIRST QUARTER 2015 FINANCIAL RESULTS

Woodland Hills, CA, May 14, 2015 – Unico American Corporation. (NASDAQ – “UNAM”) (“Unico,” the “Company”), announced today its consolidated financial results for the three months ended March 31, 2015. For the three months ended March 31, 2015, revenues were $7.8 million and net loss was $0.4 million ($0.07 diluted loss per share) compared with revenues of $7.4 million and net income of $0.6 million ($0.11 diluted income per share) for the three months ended March 31, 2014.

Stockholders’ equity was $71.4 million as of March 31, 2015, or $13.38 per common share including unrealized after-tax investment gains of $0.06 million, compared to stockholders’ equity of $71.8 million as of December 31, 2014, or $13.44 per common share including unrealized after- tax investment gains of $0.004 million.

Headquartered in Woodland Hills, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through its subsidiary Crusader Insurance Company since 1985. For more information concerning Crusader Insurance Company, please visit Crusader’s website at www.crusaderinsurance.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained herein that are not historical facts are forward-looking. These statements, which may be identified by forward-looking words or phrases such as “anticipate,” “appears,” “believe,” ”expect,” “intend,” “may,” “should,” and “would,” involve risks and uncertainties, many of which are beyond the control of the Company. Such risks and uncertainties could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ materially include underwriting actions not being effective, rate increases for coverages not being sufficient, premium rate adequacy relating to competition or regulation, actual versus estimated claim experience, regulatory changes or developments, unforeseen calamities, general market conditions, and the Company’s ability to introduce new profitable products.

Financial Tables Follow –

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands)

	March 31	December 31
	2015	2014
	(Unaudited)
ASSETS
Investments
Available for sale:
Fixed maturities, at fair value (amortized cost: March 31, 2015 $44,553; December 31, 2014 $35,153)	$44,643	$35,159
Short-term investments, at fair value	62,111	72,259
Total Investments	106,754	107,418
Cash	149	309
Accrued investment income	41	43
Receivables, net	5,508	5,170
Reinsurance recoverable:
Paid losses and loss adjustment expenses	393	201
Unpaid losses and loss adjustment expenses	4,786	5,163
Deferred policy acquisition costs	4,058	3,883
Property and equipment, net	10,578	10,510
Deferred income taxes	1,395	1,519
Other assets	1,894	1,800
Total Assets	$135,556	$136,016

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Unpaid losses and loss adjustment expenses	$43,485	$44,397
Unearned premiums	17,266	16,607
Advance premium and premium deposits	390	250
Income taxes payable	9	—
Accrued expenses and other liabilities	2,966	2,986
Total Liabilities	$64,116	$64,240

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, no par – authorized 10,000,000 shares; issued and outstanding shares 5,341,147 at March 31, 2015, and 5,341,147 at December 31, 2014	$3,738	$3,732
Accumulated other comprehensive income	59	4
Retained earnings	67,643	68,040
Total Stockholders’ Equity	$71,440	$71,776

Total Liabilities and Stockholders' Equity	$135,556	$136,016

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in thousands, except per share data)

	Three Months Ended
	March 31
	2015	2014
REVENUES
Insurance Company Revenues
Net premium earned	$6,965	$6,388
Investment income	88	31
Other income	72	256
Total Insurance Company Revenues	7,125	6,675

Other Revenues from Insurance Operations
Gross commissions and fees	691	735
Finance fees earned	16	17
Other income	—	13
Total Revenues	7,832	7,440

EXPENSES
Losses and loss adjustment expenses	4,894	2,892
Policy acquisition costs	1,493	1,477
Salaries and employee benefits	1,248	1,282
Commissions to agents/brokers	44	44
Other operating expenses	744	839
Total Expenses	8,423	6,534

Income (loss) before taxes	(591)	906
Income tax expense (benefit)	(194)	314
Net Income (Loss)	$(397)	$592

PER SHARE DATA:
Basic
Earnings (loss) per share	$(0.07)	$0.11
Weighted average shares	5,341,147	5,341,147

Diluted
Earnings (loss) per share	$(0.07)	$0.11
Weighted average shares	5,341,147	5,345,478

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($ in thousands)

	Three Months Ended
	March 31
	2015	2014
Cash flows from operating activities:
Net Income (Loss)	$(397)	$592
Adjustments to reconcile net income to net cash from operations
Depreciation and amortization	117	138
Bond amortization, net	(4)	(1)
Non-cash stock based compensation	6	6
Changes in assets and liabilities
Net receivables and accrued investment income	(336)	51
Reinsurance recoverable	185	(140)
Deferred policy acquisition costs	(175)	(32)
Other assets	203	120
Unpaid losses and loss adjustment expenses	(912)	(744)
Unearned premiums	659	(128)
Advance premium and premium deposits	140	25
Accrued expenses and other liabilities	(20)	209
Income taxes current/deferred	(193)	317
Net Cash Provided (Used) by Operating Activities	(727)	413

Cash flows from investing activities:
Purchase of fixed maturity investments	(10,145)	—
Proceeds from maturity of fixed maturity investments	749	200
Net decrease (increase) in short-term investments	10,148	(756)
Additions to property and equipment	(185)	(136)
Net Cash Provided (Used) by Investing Activities	567	(692)

Cash flows from financing activities:
Net Cash Provided by Financing Activities	—	—

Net decrease in cash	(160)	(279)
Cash at beginning of period	309	376
Cash at End of Period	$149	$97

Supplemental cash flow information
Cash paid during the period for:
Interest	—	—
Income taxes	—	—

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